Page 46 of 50 Pages

                                    EXHIBIT G

             FIRST AMENDMENT TO RESTATED INVESTORS' RIGHTS AGREEMENT


               This First Amendment to Restated Investors' Rights Agreement (the "Amendment") is made as of this ____ day of June, 1997, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the investors executing this Amendment on the signature pages hereto under the heading "The Investors," and the investors executing this Amendment on the signature pages hereto under the heading "The New Investors" (the "Soros Funds"), and amends certain portions of the Restated Investors' Rights Agreement dated June 11, 1996 (the "Agreement"), among the Company and the individuals and entities listed on Schedule A to the Agreement (the "Existing Investors"). Capitalized terms not
----------
otherwise defined herein will have the meanings given to them in the Agreement.

                                    RECITALS

               WHEREAS, the Company desires to sell and issue to the Soros Funds, and the Soros Funds desire to purchase from the Company, 2,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the Common Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"), the form of which is attached hereto as Exhibit A.
                                        ---------

               WHEREAS, the Existing Investors desire for the Soros Funds to purchase the Shares and, as a condition thereof and to induce such investment, the Existing Investors are willing to enter into this Amendment to permit the Soros Funds to become parties to certain sections of the Agreement, as amended by this Amendment (the "Amended Agreement").

               WHEREAS, the Existing Investors are holders of a sufficient number of Registrable Securities to effectively amend the Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1.   Amendments to Agreement.  The Agreement is hereby amended as
                    -----------------------
follows:

                    1.1  Section  1.1(f).  Section  1.1(f) is hereby amended and
                         ---------------
restated in its entirety  to read as follows:



                    "(f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iii) the 2,000,000 shares of Common Stock purchased by the Soros Funds on June ___, 1997 (the "Soros Shares"), and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i),
          (ii) or (iii) above; excluding in all cases, however, any Registrable Securities sold by a person or entity in a transaction in which its rights under this Section 1 are not assigned; and provided, however,
                                                             --------   -------
          that notwithstanding anything herein to the contrary, the Soros Shares and any shares of Common Stock referenced in (iv) above that are issued in respect of any Soros Shares shall not be "Registrable Securities" for purposes of Sections 1.2, 1.6, 1.11, 1.12 (only as it relates to the right of the Holders to request that the Company effect a registration on Form S-3) or 1.14."



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                                                             Page 47 of 50 Pages

               1.2  Section  1.1(g).   Section  1.1(g)  is  hereby  amended  and
                    ---------------
restated in its entirety to read as follows:

                    "(g) The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities for purposes of the Section of this Agreement pursuant to which such calculation is made."

               1.3  Section 1.1(i).  A new section 1.1(i) is hereby added to the
                    --------------
Agreement as  follows:

                    "(i) The term "Soros Funds" shall mean the entities that acquired the Soros Shares pursuant to a certain Common Stock Purchase Agreement dated as of June ___, 1997."

               1.4 Section  3.7.  Section 3.7 is hereby  amended and restated in
                   ------------
its entirety to read as follows:

                    "3.7 Amendments and Waivers.  Any term of this Agreement may
                         ----------------------
          be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding for purposes of the Section of the Agreement to which the amendment or waiver relates. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company."

               1.5 Schedule A. Schedule A to the Agreement is hereby amended and
                   ----------  ----------
restated in its entirety with Schedule A attached to this Amendment.
                              ----------

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                                                             Page 48 of 50 Pages

               2. Consent and Waiver.  Pursuant to Sections  1.14 and 3.7 of the
                  ------------------
Agreement, each Existing Investor, on behalf of itself and all of the other Existing Investors under the Agreement, hereby (a) consents to (i) adding the Soros Funds as parties to the Amended Agreement, (ii) granting the registration rights to the Soros Funds as set forth in the Amended Agreement and (iii) granting the registration rights to the Soros Funds as set forth in the Stock Purchase Agreement (including preparing, filing and having declared effective the registration statement contemplated thereby at the time contemplated thereby), and (b) waives any rights the Existing Investors may have under the Agreement or otherwise to cause the Company to register any of the Investors' Registrable Securities as part of the registration of the resale of the Soros Shares in accordance with the provisions of the Stock Purchase Agreement. Notwithstanding Section 3.7 of the Amended Agreement, the consent and waiver contained in this Section 2 may not be amended, modified or restricted without the written consent of each Purchaser.

               3. Effect of Amendment; Conflicts. Except as specifically amended
                  ------------------------------
by this Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

               4. Counterparts.  This Amendment may be executed in any number of
                  ------------
counterparts, each of which will be deemed an original, and all of which together shall constitute one instrument.






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                                                             Page 49 of 50 Pages

               IN WITNESS WHEREOF, this Amendment is hereby executed as of the date first above written.

                                   THE COMPANY:

                                   TRIANGLE PHARMACEUTICALS, INC.,
                                   a Delaware corporation


                                   By:  /S/ DAVID W. BARRY
                                        ---------------------------------------
                                   Its: Chairman and Chief Executive Officer
                                        ---------------------------------------


                                   THE NEW INVESTORS:

                                   QUANTUM PARTNERS LDC,
                                   a Cayman Islands limited duration company


                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                   Title: Attorney-in-Fact
                                        ---------------------------------------


                                   QUANTUM INDUSTRIAL PARTNERS LDC,
                                   a Cayman Islands limited duration company


                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                   Title: Attorney-in-Fact
                                        ---------------------------------------


                                   DUQUESNE FUND, L.P.

                                   By:  Duquesne Capital Management, L.L.C.,
                                        its investment advisor


                                        By:  /S/ GERALD KERNER
                                             ----------------------------------
                                             Gerald Kerner, Managing Director



                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                      RESTATED INVESTORS' RIGHTS AGREEMENT]

                                        4

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                                                             Page 50 of 50 Pages



                                   THE INVESTORS:


                                   By:  /S/ [EACH INVESTOR]
                                        ---------------------------------------
                                   Its:
                                        ---------------------------------------







                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                      RESTATED INVESTORS' RIGHTS AGREEMENT]

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